Exhibit 16

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of July 26, 2015, by and between Amyris, Inc., a Delaware corporation (the “Company”), and the individuals or entities listed on Schedule I hereto (each, an “Investor,” and collectively, the “Investors”).

Background

A. The Company has from time to time issued to each of the Investors one or more series of notes (“Outstanding Convertible Notes”) that are convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to one or more separate purchase agreements between the Company and the Investors;

B. To help facilitate the Company’s plan to reduce its outstanding debt and recapitalize its capital structure so that the Company can raise additional equity financing and to strengthen its balance sheet, the Company has requested that the Investors agree to cancel, convert or exchange (“Exchange”) their respective specified Outstanding Convertible Notes for the Securities (as defined below) pursuant to this Agreement, and that certain of the Investors further agree that with respect to their Outstanding Convertible Notes not tendered for Exchange, that they forego their right to receive cash upon maturity and to instead convert their Outstanding Convertible Notes, provided no event of default has by then occurred under the Outstanding Convertible Notes, all pursuant to the terms and conditions of this Agreement and the other agreements contemplated hereby.

C. The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

D. Each Investor, severally and not jointly, wishes to Exchange, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock set forth opposite such Investor’s name on the Schedule of Investors on Schedule I (which aggregate amount for all Investors together shall be 61,295,415 shares of Common Stock and shall collectively be referred to herein as the “Shares”) and (ii) warrants, in substantially the forms attached hereto as Exhibits D-1 and D-2 and Exhibits E-1, E-2 and E-3 (collectively, the “Warrants”), to acquire up to that number of additional shares of Common Stock as determined pursuant to Article 6 of this Agreement and set forth on the Schedule of Investors on Schedule I (with the shares of any Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, collectively, the “Warrant Shares”).

E. The Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities.”

Agreement

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1

ISSUANCE OF SECURITIES

Each Investor will purchase from the Company (i) the number of Shares set forth next to such Investor’s name on Schedule I at a price of U.S. $2.30 per Share (the “Share Price”) and (ii) the Warrants in exchange, for the aggregate principal amount of Outstanding Convertible Notes set forth next to such Investor’s name on Schedule I. The total purchase price payable by each Investor for the Shares and the Warrants that such Investor is hereby agreeing to purchase is set forth next to such Investor’s name on Schedule I-A and I-B hereto (as applicable, the “Total Purchase Price”). The sale and purchase of the Shares and the Warrants to each Investor shall constitute a separate sale and purchase hereunder and the Exchange of Outstanding Convertible Notes by each Investor shall constitute a separate Exchange hereunder.

ARTICLE 2

CLOSING; DELIVERY

2.1. Initial Closing. The initial closing (“Initial Closing”) of the transactions contemplated hereby shall be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 within one business day following the date on which the last of the conditions set forth in Articles 6 and 7 (other than the conditions described in Section 6(p)) have been satisfied or waived in accordance with this Agreement but in no event later than July 31, 2015 (such date, the “Initial Closing Date”), or at such other time and place as the Company and the Investors mutually agree upon.

2.2. Initial Delivery. At the Initial Closing, the Company shall execute and deliver to the Investors this Agreement, the Amendment No. 6 to Amended and Restated Investors’ Rights Agreement in the form attached hereto as Exhibit A (the “Rights Agreement Amendment”), the Warrants and the other documents referenced in Article 6. At the Initial Closing, each Investor shall pay the Company the applicable Total Purchase Price by Exchange of the aggregate principal amount of the Outstanding Convertible Notes as set forth next to such Investor’s name on Schedule I-A hereto. At the Initial Closing, the Company shall deliver to each Investor (1) a single stock certificate representing the number of Shares purchased by such Investor at the Initial Closing, as set forth next to such Investor’s name on Schedule I-A hereto, such stock certificate to be registered in the name of such Investor, or in such nominee’s or nominees’ name(s) as designated by such Investor in writing in the form of the Investor Suitability Questionnaire of the Investor attached hereto as Exhibit B (each the “Investor Suitability Questionnaire”), and (2) to the extent required by Article 6, (a) a single Warrant certificate representing the Total Equity Funding Warrant (as defined in Article 6) purchased by such Investor, (b) a single Warrant certificate representing the Total R&D Warrant (as defined in Article 6) purchased by such Investor, (c) a single Warrant certificate representing the Temasek 2015 Warrant (as defined in Article 6) purchased by such Investor, (d) a single Warrant certificate representing the Temasek Funding Warrant (as defined in Article 6) purchased by such Investor and (e) a single Warrant certificate representing the Temasek R&D Warrant (as defined in Article 6) purchased by such Investor, in each case as determined as set forth in

Article 6 of this Agreement, each such Warrant certificate to be registered in the name of such Investor or such nominee’s or nominees’ name(s) as designated by such Investor in writing in the form of the Investor Suitability Questionnaire, against payment of the purchase price therefor by the Exchange of the aggregate principle amount of the Outstanding Convertible Notes by such applicable Investor. Each Investor agrees that each such Outstanding Convertible Note or Notes held by such Investor and set forth next to such Investor’s name on Schedule I-A is cancelled as of the Initial Closing and all principal and interest outstanding thereunder shall be Exchanged as reflected on Schedule I-A as of the Initial Closing Date; provided that to the extent only a portion of the principal and interest outstanding thereunder shall be Exchanged as reflected on Schedule I-A as of the Initial Closing Date, then the Company shall issue a new convertible promissory note to such Investor reflecting the remaining principal and interest outstanding under such Outstanding Convertible Note or Notes after giving effect to the Exchange contemplated hereby.

2.3. Second Closing. The second closing (the “Second Closing” and together with the Initial Closing, each a “Closing”) of the transactions contemplated hereby shall be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 within one business day following the date on which the last of the conditions set forth in Articles 6 and 7 (including the conditions described in Section 6(p)) have been satisfied or waived in accordance with this Agreement (such date, the “Second Closing Date” and together with the Initial Closing Date, each a “Closing Date”), or at such other time and place as the Company and the Investors mutually agree upon. At the Second Closing, each Investor shall pay the Company the applicable Total Purchase Price by Exchange of the aggregate principle amount of the Outstanding Convertible Notes as set forth next to such Investor’s name on Schedule I-B hereto. At the Second Closing, the Company shall deliver to each Investor a single stock certificate representing the number of Shares purchased by such Investor at the Second Closing, as set forth next to such Investor’s name on Schedule I-B hereto, such stock certificate to be registered in the name of such Investor, or in such nominee’s or nominees’ name(s) as designated by such Investor in writing in the Investor Suitability Questionnaire, against payment of the purchase price therefor by the Exchange of the aggregate principle amount of the Outstanding Convertible Notes being Exchanged by such applicable Investor at the Second Closing. Each Investor agrees that each such Outstanding Convertible Note or Notes held by such Investor and set forth next to such Investor’s name on Schedule I-B is cancelled as of the Second Closing and all principal and interest outstanding thereunder shall be Exchanged as reflected on Schedule I-B as of the Second Closing Date; provided that to the extent only a portion of the principal and interest outstanding thereunder shall be converted or exchanged as reflected on Schedule I-B as of the Second Closing Date, then the Company shall issue a new convertible promissory note to such Investor reflecting the remaining principal and interest outstanding under such Outstanding Convertible Note or Notes after giving effect to the Exchange contemplated hereby.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and covenants to each Investor, except as set forth in the disclosure letter supplied by the Company to the Investors dated as of the date hereof (the “Disclosure Letter”), which exceptions shall be deemed to be part of the representations and warranties made hereunder as provided therein, as follows:

3.1. Organization and Standing. The Company and each of its subsidiaries is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries has all requisite power and authority to own and operate its respective properties and assets and to carry on its respective business as presently conducted and as proposed to be conducted. The Company and each of its subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company and its subsidiaries or the ability of the Company or any of its subsidiaries to perform their respective obligations under the Transaction Agreements (as defined below) (a “Material Adverse Effect”).

3.2. Subsidiaries. As used in this Agreement, references to any “subsidiary” of a specified Person shall refer to an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries, as such terms are used in and construed under Rule 405 under the Securities Act (which, for the avoidance of doubt, shall include the Company’s controlled joint ventures, including shared-controlled joint ventures). The Company’s subsidiaries, as of the date hereof, are listed on Exhibit 21.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and, except as Previously Disclosed (as defined in Section 3.11) are the only subsidiaries, direct or indirect, of the Company as of the date hereof. All the issued and outstanding shares of each subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and, except as Previously Disclosed, are owned by the Company or a Company subsidiary free and clear of all liens, encumbrances and equities and claims. As used herein, “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, and an “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

3.3. Power. The Company has all requisite power to execute and deliver this Agreement, to sell and issue the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Warrants, the Voting Agreements (as defined herein), the Rights Agreement Amendment and any ancillary agreements and instruments to be entered into by the Company hereunder (together, the “Transaction Agreements”).

3.4. Authorization. The execution, delivery, and performance of the Transaction Agreements by the Company has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders, and this Agreement constitutes, and the other Transaction Agreements will constitute, legal, valid, and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (together, the “Enforceability Exceptions”).

3.5. Consents and Approvals. Except for any Current Report on Form 8-K or Notice of Exempt Offering of Securities on Form D to be filed by the Company in connection with the transactions contemplated hereby, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Agreements. Assuming the accuracy of the representations of each Investor in the Investor Suitability Questionnaire of such Investor, as applicable, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including The NASDAQ Stock Market (“The NASDAQ Stock Market”)), or other governmental body is required for the execution and delivery of these Transaction Agreements, the valid issuance, sale and delivery of the Securities to be sold pursuant to this Agreement other than such as have been made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities.

3.6. Non-Contravention. The execution and delivery of the Transaction Agreements, the issuance, sale and delivery of the Securities to be sold by the Company under this Agreement, the performance by the Company of its obligations under the Transaction Agreements and/or the consummation of the transactions contemplated thereby will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (ii) the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject. For purposes of this Section 3.6, the term “material” shall apply to agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 in a consecutive 12-month period.

3.7. Shares. The Shares are duly authorized and when issued pursuant to the terms of this Agreement will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed. Except as set forth on Section 3.7 of the Disclosure Letter, the issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

3.8. Authorization of the Warrants. The Warrants have been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.9. Authorization of the Warrant Shares. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise by all necessary corporate action and such shares, when issued upon such exercise in accordance of the terms of the Warrants, will be validly issued and will be fully paid and non-assessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Warrant Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed. Except as set forth on Section 3.7 of the Disclosure Letter, the issuance and delivery of the Warrant Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

3.10. No Registration. Assuming the accuracy of each of the representations and warranties of each Investor herein and in the Investor Suitability Questionnaire, the issuance by the Company of the Securities is exempt from registration under the Securities Act.

3.11. Reporting Status. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, except as set forth in Section 3.11 of the Disclosure Letter, has, in a timely manner, filed all documents and reports that the Company was required to file pursuant to Section I.A.3.b of the General Instructions to Form S-3 promulgated under the Securities Act in order for the Company to be eligible to use Form S-3 for the two years preceding the Initial Closing Date or such shorter time period as the Company has been subject to such reporting requirements (the foregoing materials, together with any materials filed by the Company under the Exchange Act, whether or not required, collectively, the “SEC Documents”). The SEC Documents complied as to form in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations of the SEC promulgated thereunder (collectively, the “SEC Rules”), and none of the SEC Documents and the information contained therein, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, “Previously Disclosed” means information set forth in or incorporated by reference into the SEC Documents filed with the SEC on or after March 31, 2015 but prior to the date hereof (except for risks and forward-looking information set forth in the “Risk Factors” section of the applicable SEC Documents or in any forward-looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward-looking in nature).

3.12. Contracts. Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the SEC Rules (collectively, the “Material Contracts”) is so described, summarized or filed. The Material Contracts to which the Company or its subsidiaries are a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as applicable, enforceable by and against the Company or its subsidiaries, as applicable, in accordance with their respective terms, subject to the Enforceability Exceptions.

3.13. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (a) 300,000,000 shares of Common Stock, $0.0001 par value per share, 80,191,143 shares of which are issued and outstanding as of July 22, 2015, and (b) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued and outstanding as of the date hereof. All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company issued and outstanding as of the date hereof, or material contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may be obligated to issue shares of capital stock, or securities or rights convertible or exchangeable for shares of capital stock, are as set forth in the SEC Documents. The issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as Previously Disclosed, no holder of the Company’s capital stock is entitled to preemptive or similar rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding. Except as Previously Disclosed, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. The Company has made available to the Investors, a true, correct and complete copy of the Company’s Certificate of Incorporation and Bylaws.

3.14. Legal Proceedings. Except as Previously Disclosed, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have, individually or in the aggregate, a Material Adverse Effect.

3.15. No Violations. Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation, bylaws or other organizational documents, or to its knowledge, is in violation of any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company and the Company is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not received any comment letter from the SEC relating to any SEC Documents which has not been finally resolved. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.16. Governmental Permits; FDA Matters.

(a) Permits. The Company and its subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective businesses as currently conducted, except where such failure to possess would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) EPA and FDA Matters. As to each of the manufacturing processes, intermediate products and research or commercial products of the Company and each of its subsidiaries, including, without limitation, products or compounds currently under research and/or development by the Company, subject to the jurisdiction of the United States Environmental Protection Agency (“EPA”) under the Toxic Substances Control Act and regulations thereunder (“TSCA”) or the Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (“FDCA”) (each such product, a “Life Science Product”), such Life Science Product is being researched, developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and TSCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. The Company has not received any notice or other communication from the FDA, EPA or any other federal, state or foreign governmental entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (ii) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product. Neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other federal, state or foreign governmental entity performing similar or equivalent functions or failed to disclose a material fact required to be disclosed to the FDA or such other federal, state or foreign governmental entity.

3.17. Listing Compliance. The Company is in compliance with the requirements of The NASDAQ Stock Market LLC for continued listing of the Common Stock thereon and has no knowledge of any facts or circumstances that could reasonably lead to delisting of its Common Stock from The NASDAQ Stock Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The NASDAQ Stock Market, nor has the Company received any notification that the SEC or The NASDAQ Stock Market is contemplating terminating such registration or listing. The transactions contemplated by the Transaction Agreements will not contravene the rules and regulations of The NASDAQ Stock Market. The Company will comply with all requirements of The NASDAQ Stock Market with respect to the issuance of the Securities, including the filing of any listing notice with respect to the issuance of the Securities, other than obtaining stockholder approval for the exercise of the Warrants as contemplated by Section 7.7.

3.18. Intellectual Property.

(a) Except as set forth in Section 3.18 of the Disclosure Letter, Company and/or its subsidiaries owns or possesses, free and clear of all encumbrances, all legal rights to all intellectual property and industrial property rights and rights in confidential information, including all (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisional, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trademark rights, service marks, service mark rights, corporate names, trade names, trade name rights, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by and of the foregoing, (iii) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and other methodologies, (iv) copyrights, (v) computer programs (whether in object code, subject code or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all related documentation,

(vi) licenses to any of the foregoing, and (vii) all applications and registrations of the foregoing, and (viii) all other similar proprietary rights (collectively, “Intellectual Property”) used or held for use in, or necessary for the conduct of their businesses as now conducted and as proposed to be conducted, and neither the Company nor any of its subsidiaries (A) has received any communications alleging that either the Company or any of its subsidiaries has violated, infringed or misappropriated or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, (B) knows of any basis for any claim that the Company or any of its subsidiaries has violated, infringed or misappropriated, or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, and (C) knows of any third-party infringement, misappropriation or violation of any Company or any Company subsidiary’s Intellectual Property. The Company has taken and takes reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property, including requiring all Persons with access thereto to enter into appropriate non-disclosure agreements. To the knowledge of the Company, there has not been any disclosure of any material trade secret of the Company or a Company subsidiary (including any such information of any other Person disclosed in confidence to the Company) to any other Person in a manner that has resulted or is likely to result in the loss of trade secret in and to such information. Except as Previously Disclosed, and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no outstanding options, licenses or agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s or its subsidiaries’ Intellectual Property, nor is the Company or its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person.

(b) To the Company’s knowledge, none of the employees of the Company or its subsidiaries are obligated under any contract (including, without limitation, licenses, covenants or commitments of any nature or contracts entered into with prior employers), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or its subsidiaries or would conflict with their businesses as now conducted and as proposed to be conducted. Neither the execution nor delivery of the Transaction Agreements will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which the Company or its subsidiaries or any of the employees of the Company or its subsidiaries is now obligated, and neither the Company nor its subsidiaries will need to use any inventions that any of its employees, or Persons it currently intends to employ, have made prior to their employment with the Company or its subsidiaries, except for inventions that have been assigned or licensed to the Company or its subsidiaries as of the date hereof. Each current and former employee or contractor of the Company or its subsidiaries that has developed any Intellectual Property owned or purported to be owned by the Company or its subsidiaries has executed and delivered to the Company a valid and enforceable Invention Assignment and Confidentiality Agreement that (i) assigns to the Company or such subsidiaries all right, title and interest in and to any Intellectual Property rights arising from or developed or delivered to the Company or such subsidiaries in connection with such Person’s work for or on behalf of the Company or such subsidiaries, and (ii) provides reasonable protection for the trade secrets, know-how and other confidential information (1) of the Company or such subsidiaries and (2) of any third party that has disclosed same to the Company or such subsidiaries. To the knowledge of the Company, no current or former employee, officer, consultant or contractor is in default or breach of any term of any employment, consulting or contractor agreement, non-disclosure agreement, assignment agreement, or similar agreement. Except as Previously Disclosed, to the knowledge of the Company, no present or former employee, officer, consultant or contractor of the Company has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property that is owned or purported to be owned, in whole or part, by the Company or its subsidiaries.

3.19. Financial Statements. The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods therein specified subject, in the case of unaudited statements, to normal year-end audit adjustments. Except as set forth in such Financial Statements (or the notes thereto), such Financial Statements (including the related notes) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods therein specified (“GAAP”). Except as set forth in the Financial Statements, neither the Company nor its subsidiaries has any material liabilities other than liabilities and obligations that have arisen in the ordinary course of business and which would not be required to be reflected in financial statements prepared in accordance with GAAP.

3.20. Accountants. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, are registered independent public accountants as required by the Exchange Act and the rules and regulations promulgated thereunder (and by the rules of the Public Company Accounting Oversight Board).

3.21. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are effective and designed to ensure that (i) information required to be disclosed in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the SEC Rules, and (ii) such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

3.22. Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

3.23. No Material Adverse Change; Solvency. (a) Except as set forth in the SEC Documents in each case, filed or made through and including the date hereof, since March 31, 2015:

(i) there has not been any event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect,

(ii) the Company has not incurred any liabilities (contingent or otherwise) other than (1) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (2) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or not required to be disclosed in filings made with the SEC,

(iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock other than routine withholding in accordance with the Company’s existing stock-based plan,

(iv) the Company has not altered its method of accounting or the identity of its auditors, except as Previously Disclosed,

(v) the Company has not issued any equity securities except pursuant to the Company’s existing stock based plans or as otherwise Previously Disclosed; and

(vi) there has not been any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries.

(b) The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Closing, will not be Insolvent (as defined below). For purposes of this Section, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted. As of the Initial Closing, the Company’s existing cash and cash equivalents, cash from operations, cash from borrowing facilities and cash available from capital market transactions will be sufficient to meet the Company’s planned working capital and capital expenditure requirements for at least 6 months from the Initial Closing Date.

(c) The Company has not incurred any obligation or liability (contingent or otherwise) under this Agreement, or any of the documents or instruments contemplated hereby, with actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its subsidiaries.

3.24. No Manipulation of Stock. Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any of their respective officers, directors, employees, Affiliates or controlling Persons has taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to, directly or indirectly, cause or result in stabilization or manipulation of the price of the Common Stock.

3.25. Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company and its subsidiaries will continue to maintain such insurance or substantially similar insurance, which covers the same risks at the same levels as the existing insurance with insurers which guarantee the same financial responsibility as the current insurers, and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.26. Properties. Except as Previously Disclosed, the Company and its subsidiaries have good and marketable title to all the properties and assets (both tangible and intangible) described as owned by them in the consolidated financial statements included in the SEC Documents, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries. The Company and each of its subsidiaries hold their leased properties under valid and binding leases. The Company and each of its subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

3.27. Tax Matters. The Company and its subsidiaries have filed all Tax Returns, and these Tax Returns are true, correct, and complete in all material respects. The Company and each subsidiary (i) have paid all Taxes that are due from the Company or such subsidiary for the periods covered by the Tax Returns or (ii) have duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP. No agreement as to indemnification for, contribution to, or payment of Taxes exists between the Company or any subsidiary, on the one hand, and any other Person, on the other, including pursuant to any Tax sharing agreement, lease agreement, purchase or sale agreement, partnership agreement or any other agreement not entered into in the ordinary course of business. Neither the Company nor any of its subsidiaries has any liability for Taxes of any Person (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), or as a transferee or successor, by contract or otherwise. Since the date of the Company’s most recent

Financial Statements, the Company has not incurred any liability for Taxes other than in the ordinary course of business consistent with past practice. Neither the Company nor its subsidiaries has been advised (a) that any of its Tax Returns have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its Taxes. Neither the Company nor any of its subsidiaries has knowledge of any Tax liability to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The Company has not distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 of the Internal Revenue Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Internal Revenue Code) in conjunction with the purchase of the Shares. “Tax” or “Taxes” means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge, including any interest, penalties or additions to Taxes or additional amounts with respect to the foregoing. “Tax Returns” means all returns, reports, or statements required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax.

3.28. Investment Company Status. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

3.29. Transactions With Affiliates and Employees. Except as Previously Disclosed, none of the officers or directors of the Company or its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its subsidiaries is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors required to be disclosed under Item 404 of Regulation S-K under the Exchange Act).

3.30. Foreign Corrupt Practices. Neither the Company nor its subsidiaries or Affiliates, any director or officer, nor to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made or promised to make any direct or indirect unlawful payment to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or of any political party or part official or candidate for political office (each such Person, a “Government Official”)) from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made or promised to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic Government Official.

3.31. Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.32. OFAC. Neither the Company, any director or officer, nor, to the Company’s knowledge, any agent, employee, subsidiary or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

3.33. Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

3.34. Employee Relations. Except as set forth in Section 3.34 of the Disclosure Letter, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice. There is (i) (x) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (y) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (z) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, and (ii) to the Company’s knowledge, (x) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (y) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.

3.35. ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3.36. Obligations of Management. To the Company’s knowledge, each officer and key employee of the Company or its subsidiaries is currently devoting substantially all of his or her business time to the conduct of the business of the Company or its subsidiaries, respectively. The Company is not aware that any officer or key employee of the Company or its subsidiaries is planning to work less than full time at the Company or its subsidiaries, respectively, in the future. To the Company’s knowledge, no officer or key employee is currently working or plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise. To the Company’s knowledge, no officer or Person currently nominated to become an officer of the Company or its subsidiaries is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the SEC or any self-regulatory organization.

3.37. Integration; Other Issuances of Securities. Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale or exchange of the Securities to the Investors for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The NASDAQ Stock Market, nor will the Company or its subsidiaries or Affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings if any such integration would cause the issuance of the Securities hereunder to fail to be exempt from registration under the Securities Act as provided in Section 3.10 above or cause the transactions contemplated hereby to contravene the rules and regulations of The NASDAQ Stock Market. The Company is eligible to register the Shares and the Warrant Shares for resale by the Investors using Form S-3 promulgated under the Securities Act.

3.38. No General Solicitation. Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has offered or sold any of the Securities by any form of general solicitation or general advertising.

3.39. No Brokers’ Fees. The Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.40. Registration Rights. Except as set forth in (i) the Amended and Restated Investors’ Rights Agreement dated June 21, 2010, by and among the Company and the parties listed on Exhibits A through H thereof, as amended by Amendment No. 1 thereto dated February 23, 2012, Amendment No. 2 thereto dated December 24, 2012, Amendment No. 3 thereto dated March 27, 2013, Amendment No. 4 thereto dated October 16, 2013 and Amendment No. 5 thereto dated December 24, 2013 (as amended, the “Rights Agreement”); (ii) the Registration Rights Agreement, dated February 27, 2012, by and among the Company and the several purchasers signatory thereto; (iii) the Registration Rights Agreement, dated July 30, 2012, by and between the Company and Total Energies Nouvelles Activités USA (“Total”), (iv) the Amended and Restated Letter Agreement dated May 8, 2014, by and among the Company and note holders party thereto; (v) the Registration Rights Agreement, dated February 24, 2015, by and between the Company and Nomis Bay Ltd.; and (vi) the registration rights letter dated as of the date hereof by and among the Company and the investors party to the Purchase Agreement (as defined in Article 6 hereof), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

3.41. Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Agreements, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

3.42. No Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. As used herein, “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

3.43. Disclosure. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in the Securities. All disclosure furnished by or on behalf of the Company to the Investors in connection with this Agreement regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investors have not made and do not make any representations or warranties with respect to the transactions contemplated hereby other than those set forth in Article 4 hereto. Other than (a) the Voting Agreements (as defined herein), (b) the Maturity Treatment Agreement (as defined herein), and (c) letter agreements regarding waivers of rights by any of the Investors, the Company has not entered into any letter agreement with an Investor hereunder in connection with the transactions contemplated hereby.

3.44. Section 16 Matters. The Company’s Board of Directors has adopted resolutions providing that the Board intends for the Exchange and the issuance of the Securities to each Investor to be exempt from Section 16(b) of the Exchange Act.

3.45. Fair Market Value. The Company believes in good faith that the aggregate fair market value of the non-exempt assets of the Company and all entities it controls is not more than $76.3 million, in accordance with 16 C.F.R. Part 802.4.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Investor, as to itself only and not with respect to any other Investor, represents, warrants and covenants to the Company with respect to this purchase as follows:

4.1. Organization. The Investor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

4.2. Power. The Investor has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3. Authorization. The execution, delivery, and performance of this Agreement by the Investor has been duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of the Investor enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.4. Consents and Approvals. The Investor need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.5. Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Investor is subject. No approval, waiver, or consent by the Investor under any instrument, contract, or agreement to which the Investor or any of its Affiliates is a party is necessary to consummate the transactions contemplated hereby.

4.6. Purchase for Investment Only. The Investor is purchasing the Securities for the Investor’s own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” in violation of the Securities Act. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement, or arrangement with any Person to sell, transfer, or grant participation to such Person or to any third Person, with respect to any of the Securities. The Investor understands that the Securities have not been registered under the Securities Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

4.7. Disclosure of Information. The Investor has had an opportunity to review the Company’s filings under the Securities Act and the Exchange Act (including risks factors set forth therein) and the Investor represents that it has had an opportunity to ask questions and receive answers from the Company to evaluate the financial risk inherent in making an investment in the Securities. The Investor has not been offered the opportunity to purchase the Securities by means of any general solicitation or general advertising.

4.8. Risk of Investment. The Investor realizes that the purchase of the Securities will be a highly speculative investment and the Investor may suffer a complete loss of its investment. The Investor understands all of the risks related to the purchase of the Securities. By virtue of the Investor’s experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Company and has the capacity to protect the Investor’s own interests.

4.9. Advisors. The Investor has reviewed with its own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Investor acknowledges that it has had the opportunity to review the Transaction Agreements and the transactions contemplated thereby with the Investor’s own legal counsel.

4.10. Finder. The Investor is not obligated and will not be obligated to pay any broker commission, finders’ fee, success fee, or commission in connection with the transactions contemplated by this Agreement.

4.11. Restricted Securities. The Investor understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Investor understands that, except as set forth in the Rights Agreement, the Company is under no obligation to register the Shares and the Warrant Shares. The Investor is aware of Rule 144 promulgated under the Securities Act (“SEC Rule 144”) that permits limited resales of securities purchased in a private placement subject to the satisfaction of certain conditions.

4.12. Legend. It is understood by the Investor that each certificate representing the Securities shall be endorsed with a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Subject to Section 7.3, the Company need not register a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. Subject to Section 7.3, the Company may also instruct its transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied.

4.13. Investor Qualification. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Investor acknowledges that it has completed the Investor Suitability Questionnaire. The Investor has truthfully set forth in the Investor Suitability Questionnaire the factual basis or reason for qualification as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and such information remains true and correct as of the date hereof. The Investor agrees to furnish any additional information that the Company deems reasonably necessary in order to verify the answers set forth in the Investor Suitability Questionnaire.

4.14. Disqualification. The Investor represents that neither such Investor, nor any person or entity with whom such Investor shares beneficial ownership of the Company securities, is subject to any Disqualification Event (as defined in Rule 506(d)(1)(i) through (viii) under the Securities Act), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Initial Closing in writing in reasonable detail to the Company.

ARTICLE 5

CONDITIONS TO COMPANY’S OBLIGATIONS AT EACH CLOSING.

The Company’s obligation to complete the sale and issuance of the Securities and deliver the Securities to each Investor, individually, at each Closing shall be subject to the following conditions to the extent not waived by the Company:

(a) Receipt of Payment. The Company shall have received payment by the Exchange of the aggregate principal amount of the Outstanding Convertible Notes as set forth next to such Investor’s name on Schedule I-A or I-B hereto, as applicable, in the full amount of the applicable Total Purchase Price for the number of Securities being purchased by such Investor at the applicable Closing, as set forth next to such Investor’s name on Schedule I-A or I-B hereto, as applicable.

(b) Representations and Warranties. The representations and warranties made by such Investor in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the applicable Closing.

(c) Receipt of Executed Documents. Such Investor shall have duly executed and delivered to the Company the Rights Agreement Amendment, the Voting Agreement and the Investor Suitability Questionnaire.

(d) Maturity Treatment Agreement. Such Investor shall have duly executed and delivered to the Company an agreement substantially in the form set forth in Exhibit G hereto (the “Maturity Treatment Agreement”), pursuant to which, and subject to the terms thereof, the Investor agrees to convert before or at maturity all of the 6.50% Convertible Senior Notes due 2019 issued by the Company on May 29, 2014 (the “Rule 144A Notes”) and/or the Tranche I Senior Convertible Notes (the “Tranche I Notes”) and Tranche II Senior Convertible Notes (the “Tranche II Notes”, and together with the Tranche I Notes, the “Tranche Notes”) sold and issued by the Company pursuant to that certain Securities Purchase Agreement, among the Company and the Purchasers listed thereon, dated as of August 8, 2013 (as amended from time to time, the “Tranche Purchase Agreement”), then held by such Investor (such Rule 144A Notes and Tranche Notes collectively, the “Maturity Conversion Notes”) into shares of Common Stock in accordance with the terms of such Maturity Conversion Notes.

(e) Request for Cancellation of Note. To the extent an Investor has not provided to the Company the applicable Outstanding Convertible Note for cancellation at the applicable Closing, then any such Investor shall have provided to the Company a Request for Cancellation of Note in a form reasonably acceptable to the Company.

ARTICLE 6

CONDITIONS TO INVESTORS’ OBLIGATIONS AT EACH CLOSING

Each Investor’s obligation to accept delivery of the Securities and to pay for the Securities shall be subject to the following conditions to the extent not waived by such Investor:

(a) Delivery. The Company shall have complied with its obligations set forth under Section 2.2 with respect to the Initial Closing, and Section 2.3 with respect to the Second Closing, to provide, with respect to each Investor, (1) a single stock certificate for each Investor representing the number of Shares purchased by such Investor and (2) with respect to the Initial Closing, the Warrant certificates for each Investor representing the Warrants purchased by such Investor.

(b) Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of, and as if made on, the date of this Agreement and as of the applicable Closing Date.

(c) Receipt of Rights Agreement Amendment. The Company shall have executed and delivered to each Investor the Rights Agreement Amendment, and the Rights Agreement shall have been duly executed by such other parties as may be required for the Rights Agreement to be binding and effective with respect to the parties thereto.

(d) Legal Opinion. The Investors shall have received an opinion of Fenwick & West LLP, counsel to the Company, dated as of the applicable Closing Date, substantially in the form set forth in Exhibit C hereto.

(e) Certificate. Each Investor shall have received a certificate signed by the Company’s Chief Executive Officer and Chief Financial Officer dated as of the applicable Closing Date to the effect that (i) the representations and warranties of the Company in Section 3 hereof are true and correct in all respects as of, and as if made on, the date of this Agreement and as of the applicable Closing Date, and (ii) the Company has satisfied in all material respects all of the conditions set forth in this Agreement.

(f) Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware as evidenced by a certificate of the Secretary of State of the State of Delaware, a copy of which has been provided to the Investors.

(g) Secretary’s Certificate. A certificate, executed by the Secretary of the Company and dated as of the applicable Closing Date, as to (A) the resolutions approving the issuance of the Shares as adopted by an Independent Committee of the Board of Directors and/or the Company’s Board of Directors in a form reasonably acceptable to such Investor, (B) the certificate of incorporation, and (C) the bylaws, each as in effect as of the applicable Closing Date.

(h) Board Approval. The terms and conditions of the issuance of the Securities and the Transaction Agreements shall have been approved by an Independent Committee of the Board of Directors and/or a majority of the disinterested directors of the Board of Directors, as applicable.

(i) Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Shares, including, without limitation, from The NASDAQ Stock Market, other than with respect to obtaining stockholder approval of the exercise of the Warrants pursuant to Section 7.7; provided, however, that the requirements of this Section 6(i) shall exclude any antitrust approvals which are separately contemplated by Section 6(p).

(j) Warrants.

(i) Total Warrants.

(A) If the lowest price per share of Common Stock (or the conversion price or exercise price of any security exercisable or convertible into Common Stock (“Convertible Securities”)) (the “Offering Price”) in a bona fide equity financing pursuant to the Securities Purchase Agreement dated as of the date hereof by and among the Company and the investors party thereto (the “Purchase Agreement”) or pursuant to any other securities purchase agreement entered into in accordance with the Board’s approval of a bona fide equity financing for up to $60,000,000 on July 16, 2015 (each such financing, an “Offering” and collectively, the “Offerings”) (the determination of any such Offering Price to include any warrant or other securities issued in connection with such Common Stock or Convertible Security in such Offering) is less than the Share Price, the Company shall have issued to Total a warrant in the form of Exhibit D-1 attached hereto (the “Total Equity Funding Warrant”), which warrant will be exercisable for the number of shares of Common Stock equal to the difference between the number of shares of Common Stock Total would have received if it had exchanged $70,000,000 of Outstanding Convertible Notes at the lowest Offering Price of such Offerings and the number of Shares Total receives pursuant to the Exchange at the Share Price; provided, however, that such Total Equity Funding Warrant shall only be exercisable if such Total Equity Funding Warrant has been approved by a majority of the Company’s stockholders whose vote was counted at the Stockholders Meeting in accordance with Section 7.7 of this Agreement.

(B) The Company shall have issued to Total a warrant in the form of Exhibit D-2 attached hereto (the “Total R&D Warrant” and, together with the Total Equity Funding Warrant, the “Total Warrants”), which warrant will be exercisable for 2,000,000 shares of Common Stock at an exercise price of $0.01 per share; provided, however, that such Total R&D Warrant shall only be exercisable if (1) the Company fails, as of March 1, 2017, to achieve a target production cash cost of less than $2.00 per liter to manufacture distilled farnesene at hydrogenation grade, calculated with a cost of sugar at $0.19/lb and using the methodology set forth in the cost model included as Section 6(j)(i) of the Disclosure Letter, and (2) the Total R&D Warrant has been approved by a majority of the Company’s stockholders whose vote was counted at the Stockholders Meeting in accordance with Section 7.7 of this Agreement.

(ii) Temasek Warrants.

(A) The Company shall have issued to Maxwell (Mauritius) Pte Ltd (“Temasek”) a warrant in the form of Exhibit E-1 attached hereto (the “Temasek 2015 Warrant”), which warrant will be exercisable for 14,677,861 shares of Common Stock at an exercise price of $0.01 per share; provided, however, that the Temasek 2015 Warrant shall only be exercisable if such warrant has been approved by a majority of the Company’s stockholders whose vote was counted at the Stockholders Meeting in accordance with Section 7.7 of this Agreement.

(B) The Company shall have issued to Temasek a warrant in the form of Exhibit E-2 attached hereto (the “Temasek Funding Warrant”), which warrant will be exercisable at an exercise price of $0.01 per share for that number of shares of Common Stock determined based on the following formula:

Number of Shares = 0.306 * (A + B + C) + 0.1333 * D

0.694                         0.8667

For purposes of the foregoing formula:

A = the number of shares for which Total has exercised the Total Equity Funding Warrant.

B = the number of additional shares for which the Tranche Notes may become exercisable as a result of a reduction to the conversion price of any of such Tranche Notes subsequent to the date hereof pursuant to an amendment thereof or in accordance with the existing terms thereof (including any reductions in the conversion prices of the Tranche Notes that result from the Exchange contemplated hereby or any Offering).

C = that number of additional shares in excess of 2,000,000, if any, for which the Total R&D Warrant becomes exercisable.

D = the number of additional shares for which the Rule 144A Notes may become exercisable as a result of a reduction to the conversion price of any of such Rule 144A Notes subsequent to the date hereof pursuant to an amendment thereof or in accordance with the existing terms thereof;

provided, however, that such number of shares shall be rounded down to the nearest whole number; provided, further that such Temasek Funding Warrant shall only be exercisable if the Temasek Funding Warrant has been approved by a majority of the Company’s stockholders whose vote was counted at the Stockholders Meeting in accordance with Section 7.7 of this Agreement.

(C) The Company shall have issued to Temasek a warrant in the form of Exhibit E-3 attached hereto (the “Temasek R&D Warrant” and, together with the Temasek 2015 Warrant and the Temasek Funding Warrant, the “Temasek Warrants”), which warrant will be exercisable for up to 880,339 shares of Common Stock at an exercise price of $0.01 per share; provided, however, that such Temasek R&D Warrant shall only be exercisable as to that number of shares of Common Stock equal to the product of (1) 880,339 and (2) the quotient of (x) the number of shares for which Total has exercised the Total R&D Warrant divided by (y) 2,000,000 shares of Common Stock; provided, further that such Temasek R&D Warrant shall only be exercisable if such warrant has been approved by a majority of the Company’s stockholders whose vote was counted at the Stockholders Meeting in accordance with Section 7.7 of this Agreement.

(iii) Section 6(j)(iii) of the Disclosure Letter sets forth the number of shares for which the Warrants would be exercisable based on the different Offering Prices set forth therein and subject to the assumptions set forth therein.

(k) Voting Agreements. The Investors and such other stockholders of the Company holding in the aggregate a majority of the Company’s voting capital stock entitled to vote at the Stockholders Meeting (after taking into account the Exchanges under this Agreement and any bona fide equity financings consummated by the Company on or prior to Closing) (the “Voting Stockholders”) shall have each entered into a voting agreement with the Company in the form attached hereto as Exhibit F (the “Voting Agreement”) pursuant to which the Investors and such stockholders shall agree to vote at the Stockholders Meeting all shares of the Company’s capital stock held by such Investors or stockholders to approve the issuance of the Total Warrants and the Temasek Warrants and the Warrant Shares issuable upon exercise of such Total Warrants and Temasek Warrants and the agreements related thereto. The Voting Stockholders as of the date of this Agreement are set forth in Section 6(k) of the Disclosure Letter.

(l) Minimum Temasek Participation. Total’s obligation to purchase the Shares and the Total Warrants in Exchange for the aggregate principal amount of its Outstanding Convertible Notes set forth next to Total’s name on Schedule I to this Agreement is subject to the condition that Temasek and/or its affiliates (i) Exchange at the Initial Closing and/or agree to Exchange at the Second Closing at least in the aggregate $60,000,000 in original principal amount of their Outstanding Convertible Notes comprised of “Tranche I Notes” and “Tranche II Notes” issued pursuant to that certain Securities Purchase Agreement dated as of August 8, 2013, as amended, by and among the Company and the other parties thereto, plus approximately $11,017,582 of additional principal attributable to paid-in-kind interest, and (ii) enter into the Maturity Treatment Agreement with respect to $10,000,000 aggregate principal amount of its Rule 144A Notes simultaneously upon the purchase by Total of the Shares and Warrants on the Closing Date.

(m) Total R&D Notes. Temasek’s obligation to purchase the Shares and the Temasek Warrants in Exchange for the aggregate principal amount of its Outstanding Convertible Notes set forth next to Temasek’s name on Schedule I to this Agreement is subject to the condition that (A) Total and the Company enter into that certain letter agreement dated as of the date hereof (the “JVCO Restructuring Agreement”) between the Company and Total pursuant to which Total agrees to exchange (i) $5,000,000 in principal amount of those certain 1.5% Senior Secured Convertible Notes issued by the Company to Total pursuant to that certain Securities Purchase Agreement dated as of July 30, 2012 between the Company and Total (the “R&D Notes”), plus any accrued and unpaid interest on all $75,000,000 in principal amount of R&D Notes currently outstanding and (ii) that certain €50,000 Class A Note issued by the Company to Total on December 2, 2013 (the “Class A Note”) plus any accrued and unpaid interest on such Class A Note, in each case as consideration for certain rights to be granted to Total in connection with Total Amyris BioSolutions B.V., the joint venture between the Company and Total, (B) Total Exchanges $70,000,000 in principal amount of R&D Notes pursuant to this Agreement, and (C) enters into the Maturity Treatment Agreement with respect to $9,705,000 aggregate principal amount of its Rule 144A Notes and approximately $17,432,374 aggregate principal amount of its Tranche Notes simultaneously upon the purchase by Temasek of the Shares and Warrants on the Initial Closing Date.

(n) Maturity Treatment Agreement. The Company shall have duly executed and delivered to the Investors the Maturity Treatment Agreement.

(o) Financing. The Company shall have consummated an initial Offering pursuant to the Purchase Agreement and pursuant to which the Company shall have raised in the aggregate at least $25,000,000 of gross proceeds (the “Financing Milestone”); provided that the Total Purchase Price set forth in this Agreement shall not be considered for the purpose of determining the Company’s satisfaction of the Financing Milestone.

(p) Antitrust Approvals. The Investors shall have obtained or deemed to have obtained under applicable laws any required approvals from antitrust, competition or similar authorities with respect to the transactions contemplated hereby.

ARTICLE 7

OTHER AGREEMENTS OF THE PARTIES

7.1. Securities Laws Disclosure; Publicity. Promptly after the Closing Date, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Investors disclosing all material terms of the transactions contemplated hereby. On or before 5:30 p.m., New York City time, on the fourth trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Agreements.

7.2. Form D. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor (provided that the posting of the Form D on the SEC’s EDGAR system shall be deemed delivery of the Form D for purposes of this Agreement).

7.3. Removal of Legend and Transfer Restrictions. The Company hereby covenants with the Investors to, no later than three trading days following the delivery by the Investor to the Company of a legended certificate representing Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), in connection with the transfer or sale of all or a portion of the Securities pursuant to (1) an effective registration statement that is effective at the time of such sale or transfer, (2) a transaction exempt from the registration requirements of the Securities Act in which the Company receives an opinion of counsel reasonably satisfactory to the Company that the Securities are freely transferable and that the legend is no longer required on such stock certificate, or (3) an exemption from registration pursuant to SEC Rule 144, deliver or cause the Company’s transfer agent to deliver to the transferee of the Securities or to the Investor, as applicable, a new certificate representing such Securities that is free from all restrictive and other legends. The Company acknowledges that the remedy at law for a breach of its obligations under this Section 7.3 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7.3 with respect to any Investor, the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.4. Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.5. Listing. The Company shall promptly take any action required to maintain the listing of all of the Shares and the Warrant Shares, once they have been issued, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable under the terms of the Transaction Agreements. The Company shall take all actions within its control to comply with the reporting requirements of the Exchange Act and each applicable national securities exchange and automated quotation system on which the Common Stock is listed. The Company shall make and keep public information available, as those terms are understood and defined in SEC Rule 144, for so long as required in order to permit the resale of the Securities pursuant to SEC Rule 144 and to file period reports with the SEC whether or not required to do so. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on The NASDAQ Stock Market.

7.6. Stockholders Meeting. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which initially shall be promptly called and held not later than October 31, 2015 (the “Stockholder Meeting Deadline”), a proxy statement substantially in the form which has been previously reviewed by the Investors and a counsel of their choice, at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Stockholder Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Agreement in accordance with applicable law and rules and regulations of The NASDAQ Stock Market, including the issuance of the Warrant Shares upon exercise of the Warrants (such affirmative approval being referred to herein as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), and the Company shall use its best efforts to solicit its stockholders’ approval of the Stockholder Resolutions and to cause the Board to recommend to the stockholders that they approve the Stockholder Resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to approve the Stockholder Resolutions to be called and held at each otherwise convened special or annual meeting of the stockholders of the Company, which special or annual meetings must be called and held at least once in each six-month period after the Stockholder Meeting Deadline until such Stockholder Approval is obtained, provided that if the Board does not recommend to the stockholders that they approve the Stockholder Resolutions at any such Stockholder Meeting and the Stockholder Approval is not obtained, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter after the Stockholder Meeting Deadline until such Stockholder Approval is obtained.

7.7. JVCO Restructuring Agreement. The Company shall perform its obligations under the JVCO Restructuring Agreement.

7.8. Existing Temasek Warrant. The Company hereby acknowledges that effective upon the Closing, that certain Warrant to Purchase Stock issued by the Company to Temasek on October 16, 2013 (the “Existing Temasek Warrant”) shall become exercisable in full. For the avoidance of doubt, upon the consummation of the Exchange contemplated hereby, the Company agrees and acknowledges that the Exercise Condition (as defined in the Existing Temasek Warrant) shall be satisfied.

7.9. Registration. The Company hereby agrees (i) that within ten (10) business days following the Closing it will either file a registration statement on Form S-3 (the “Registration Statement”) with the SEC covering all of the Shares and Warrant Shares or amend that certain existing registration statement on Form S-3 filed on May 21, 2015 with the SEC (the “Post-Effective Amendment”) such that the Shares and Warrant Shares are covered thereby, and (ii) that it will use its commercially reasonable efforts to cause the Registration Statement or the Post-Effective Amendment to be declared effective by the SEC as soon as practicable after the filing thereof.

7.10. Proxy Filing. The Company shall prepare and file with the SEC, within ten (10) business days after the date of this Agreement, a proxy statement in preliminary form relating to the Stockholders Meeting (as defined in Section 7.6) (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company shall cause the Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company shall cause the definitive Proxy Statement to be mailed as promptly as possible after the date the staff of the SEC advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

7.11. Voting Agreements. Until the Stockholder Approval is obtained, the Company shall not take any action, including the issuance of shares of Common Stock pursuant to any Offering, that would result in the Voting Stockholders and any additional stockholder with whom the Company enters into a Voting Agreement to hold less than a majority of the Company’s outstanding voting stock entitled to vote at the Stockholders Meeting (after taking into account the Exchanges under this Agreement and any bona fide equity financings consummated by the Company on or prior to the date of the Stockholders Meeting).

7.12. Purchase of Substantial Assets. For so long as any Tranche Notes remain outstanding, the Company will not, and will not permit its subsidiaries to, without the prior written consent of Temasek, purchase assets in one transaction or a series of related transactions in an amount greater than $20,000,000.

7.13. Limitation on Debt and Liens. Capitalized terms used in this Section 7.13 but not otherwise defined herein shall have the meaning given to such terms in the Tranche I Notes and any waivers with respect to Section 6 of the Tranche Notes received by the Company on or prior to the date hereof shall be deemed as effective waivers for purposes of this Section 7.13. For so long as any Tranche Notes are outstanding, the Company will not, and will not permit its Subsidiaries to, without the prior written consent of each of the Investors, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Debt, and the Company will not issue any Disqualified Stock and the Company will not permit its Subsidiaries to issue shares of preferred stock except for:

(a) Debt in an amount outstanding at any time not to exceed the greater of (i) $200 million in aggregate principal amount or (ii) 50% of the Company’s total consolidated assets (as set forth on its most recent balance sheet prepared in accordance with GAAP and filed with the Securities and Exchange Commission after giving effect to any reductions or additions to assets in accordance with GAAP since the date of such balance sheet) (and provided that Debt incurred pursuant to this clause (a) that is secured by a Lien on assets of the Company shall not exceed the greater of (i) $125 million in aggregate principal amount or (ii) 30% of the Company’s total consolidated assets (as set forth on its most recent balance sheet prepared in accordance with GAAP);

(b) Debt in existence on the Issue Date or which as of the Issue Date the Company is obligated to issue thereafter, including Total Notes pursuant to the Total Purchase Agreement;

(c) the incurrence by the Company or any of its Subsidiaries of Debt represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Subsidiaries;

(d) Debt of the Company that is (i) contractually subordinated in right of payment to the Notes, (ii) matures 91 days after the Notes and (iii) is less than $50 million in aggregate principal amount at any one time outstanding;

(e) Debt of the Company (A) in respect of performance, surety or appeal bonds or letters of credit in the ordinary course of business, or (B) under interest rate, currency, commodity or similar hedges, swaps and other derivatives entered into with one or more financial institutions that is designed to protect the Company against fluctuations in interest rates or currency exchange rates, commodity prices or other market fluctuations and is not entered into for speculative purposes; and

(f) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of (each a “refinancing”), (1) the Notes or (2) Debt incurred pursuant to clause (b) of this paragraph, and (3) Debt incurred pursuant to clause (c) of this paragraph, in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced (together with any accrued interest and any premium and other payment required to be made with respect to the Debt being refinanced or refunded, and any fees, costs, expenses, underwriting discounts or commissions and other payments paid or payable with respect to the Debt incurred pursuant to this clause (f)); provided, however, that (A) Debt, the proceeds of which are used to refinance the Notes, or Debt which is pari passu with or subordinate in right of payment to the Notes, shall only be permitted if (x) in the case of any refinancing of the Notes or Debt which is pari passu to the Notes, the refinancing Debt is Incurred by the Company and made pari passu to the Notes or subordinated to the Notes, and (y) in the case of any refinancing of Debt which is subordinated to the Notes, the refinancing Debt is incurred by the Company and is subordinated to the Notes in a manner that is at least as favorable to the Holders as that of the Debt refinanced; (B) refinancing Debt with respect to Debt incurred pursuant to clause (c) of this paragraph shall not be secured by a Lien on any assets other than the assets securing the Debt so refinanced, and any improvements or additions thereto, and (C) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, does not have a final maturity prior to the final maturity of the Debt being refinanced.

For purposes of determining compliance with this Section 7.13, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Debt.

For so long as any Tranche Notes remain outstanding, the Company will not create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except for (a) the Liens described in Section 7.13(a) and 7.13(c) (including the refinancing of Liens described in Section 7.13(c) pursuant to Section 7.13(f)), (b) Permitted Liens, and (c) any Liens in existence on the Issue Date (including the refinancing thereof pursuant to Section 7.13(f)).

7.14. Tranche I Notes Waiver. Total hereby waives any adjustment to the conversion price of the Tranche I Notes held by Total as a result of the Exchanges contemplated hereby pursuant to Section 1(e) of the Tranche I Note held by Total. This waiver shall apply only with respect to the Exchanges contemplated hereby and the conversion price of the Tranche I Note held by Total shall otherwise remain subject to adjustment in accordance with the terms thereof.

7.15. Cooperation. In relation to any notification from the German Federal Cartel Office (Bundeskartellamt) (the “FCO”) and subsequent merger investigation process conducted by the FCO, the parties hereto agree that they shall cooperate with each other. Such cooperation shall include, without limitation (subject to appropriate protection in respect of confidential information) the provision of information, the communication of documents and the submission of arguments in good time. In particular, the parties shall:

(a) Promptly notify and discuss with the other parties sufficiently in advance of any notification, submission, response to a request for information or other communication which it proposes to make or submit to the FCO, and at the same time provide the other parties with copies of drafts thereof and any supporting documentation or information reasonably requested by the other parties;

(b) Take due consideration of any reasonable comments which the other parties may have in relation to any such draft notification, submission, response to a request for further information or other communication prior to making the relevant notification, submission, response or other communication;

(c) Keep the other parties fully informed as to the progress of any notification made to the FCO;

(d) Where reasonably requested by the other parties, permit the other parties or its advisers to attend all meetings with the FCO and, where appropriate, to make oral submissions at such meetings; and

(e) Keep the other parties informed of any written or oral contact which any party may have with the FCO (whether instigated by the such party or the FCO in relation to the merger investigation process).

7.16. Withholding Tax. Any and all payments by the Company (including the transfer of any and all Securities) pursuant to this Agreement shall be made without deduction or withholding for any taxes, except as required by applicable law. The Company shall deduct and withhold the US federal withholding tax imposed on the interest payable to or for the account of Temasek with respect to the Outstanding Convertible Notes, and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and the amount of such payment (including the amount of any and all Securities to be delivered) by the Company shall be increased as necessary so that after the deduction or withholding for US federal withholding tax has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Temasek receives the same amount (including the amount of any and all Securities) it would have received had no such deduction or withholding been made. As soon as practicable after any payment of taxes by the Company to a governmental authority pursuant to this Section, the Company shall deliver to the Investors the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Investors.

ARTICLE 8

MISCELLANEOUS

8.1. Survival. The representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the sale of the Securities.

8.2. Indemnification.

(a) Indemnification of Investors. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, taxes (including any interest, additions to tax or penalties applicable thereto), liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, and will reimburse any such Person for all such Losses as they are incurred by such Person.

(b) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the Company of any claim with respect to which it seeks indemnification and (ii) permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the Company has agreed to pay such fees or expenses, or (b) the Company shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the Company with respect to such claims (in which case, if the Person notifies the Company in writing that such Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the Company of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Company in the defense of any such claim or litigation. It is understood that the Company shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. The Company will not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the Company, consent to entry of any judgment or enter into any settlement.

8.3. Assignment; Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, that this Agreement may be assigned by any Investor to the valid transferee of any security purchased hereunder if such security remains a “restricted security” under the Securities Act. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

8.4. Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to, as to the Company, Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, CA 94608, Attn: General Counsel, facsimile number: (510) 740-7416, with a copy to Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, Attn: Dan Winnike, Esq., facsimile number: (650) 938-5200, and as to the Investor at the address and facsimile number set forth below the Investor’s signature on the signature pages of this Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Each Investor and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

8.5. Governing Law. This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

8.6. Dispute Resolution.

8.6.1 Escalation.

Prior to commencing any arbitration in connection with any dispute, controversy or claim arising out of relating to this Agreement or the breach, termination or validity thereof (“Dispute”), the parties shall first engage in the procedures set forth in this Section 8.6.1. Such Dispute shall first be referred by written notice of the Dispute (the “Dispute Notice”) from any party to its executive officers and to the executive officers of each party that the party sending the Dispute Notice has the Dispute with (the “Executive Officers”) and the Executive Officers shall attempt to resolve such Dispute within ten (10) days after a party sent the Dispute Notice to the Executive Officers by meeting (either in person or by video teleconference, unless otherwise mutually agreed) at a mutually acceptable time, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved within thirty (30) days after the Dispute Notice has been sent by a party to its Executive Officers and to the Executive Officers of the other party or parties, then either the party that has sent the Dispute Notice, or the party or parties that have received the Dispute Notice may, by written notice to the other party or parties, elect to submit the Dispute to arbitration pursuant to Section 8.6.2. If a party’s Executive Officer intends to be accompanied at a meeting by an attorney, the Executive Officers of the other party shall be given at least seventy-two (72) hours’ notice of such intention and may also be accompanied by an attorney. All negotiations conducted pursuant to this Section 8.6.1, and all documents and information exchanged by the parties in furtherance of such negotiations, (i) are the Confidential Information (as defined in Section 8.6.4) of the parties, and (ii) shall be inadmissible in any arbitration conducted pursuant to this Section 8.6 or other proceeding with respect to a Dispute.

8.6.2 Arbitration.

(a) All Disputes arising out of, relating to or in connection with this Agreement, which have not been resolved pursuant to Section 8.6.1, shall be submitted to mandatory, final and binding arbitration before an arbitral tribunal pursuant to the Rules of Arbitration of the International Court of Arbitration of the International Chamber of Commerce (the “ICC Rules”), in effect at the time of filing of the request for arbitration, as modified hereby. The International Court of Arbitration of the International Chamber of Commerce (the “ICC Court”) shall administer the arbitration.

(b) There shall be three (3) arbitrators. If there are two parties to the arbitration, then one arbitrator shall be nominated by the initiating claimant party in the request for arbitration, the second nominated by the respondent party within thirty (30) days of receipt of the request for arbitration, and the third (who shall act as chairperson of the arbitral tribunal) nominated by the two (2) party-appointed arbitrators within thirty (30) days of the selection of the second arbitrator. In the event that either party fails to nominate an arbitrator, or if the two party-appointed arbitrators are unable or fail to agree upon the third arbitrator, within the time periods specified herein, the ICC Court shall appoint the remaining arbitrator(s) required to comprise the arbitral tribunal. If there are more than two parties to the arbitration, the claimant(s) shall jointly nominate one arbitrator and the respondent(s) shall jointly nominate one arbitrator, within thirty (30) days of receipt by respondent(s) of a copy of the request for arbitration. For avoidance of doubt, where there are two or more claimant(s), none of the claimants has to nominate an arbitrator in their request for arbitration. The third arbitrator (who shall act as chairperson of the arbitral tribunal) shall be nominated by the two (2) party-appointed arbitrators within thirty (30) days of the nomination of the second arbitrator. If either the claimant(s) or the respondent(s) fail to timely nominate an arbitrator, or if the two party-appointed arbitrators are unable or fail to agree upon the third arbitrator, within the time periods specified herein, then on the request of any party, the ICC Court shall appoint the remaining arbitrator(s) required to comprise the arbitral tribunal. The claimant in the arbitration shall provide a copy of the request for arbitration to the respondent at the time such request is submitted to the Secretariat of the International Chamber of Commerce.

(c) Each arbitrator chosen under this Section shall speak, read, and write English fluently and shall be either (i) a practicing lawyer who has specialized in business litigation with at least ten (10) years of experience in a law firm, (ii) an arbitrator experienced with commercial disputes, or (iii) a retired judge.

(d) The place of arbitration shall be Paris, France. The language of the arbitral proceedings and of all submissions and written evidence and any award issued by the arbitral tribunal shall be English. Any party may, at its own expense, provide for translation of any documents submitted in the arbitration or translation or interpretation of any testimony taken at any hearing before the arbitral tribunal. For the avoidance of doubt, no party is under any obligation to provide for translation of any documents submitted in the arbitration or translation or interpretation of any testimony taken at any hearing before the arbitral tribunal.

(e) The award shall be in writing, state the reasons for the award and be final and binding. The arbitral tribunal shall, subject to its discretion, endeavor to issue its award within four (4) months of the end of the hearing, or as soon as possible thereafter. It is expressly understood and agreed by the parties that the rulings and award of the arbitral tribunal shall be binding on the parties, their successors and permitted assigns. Judgment on the award rendered by the arbitral tribunal may be entered in any court having competent jurisdiction.

(f) Each party shall bear its own costs and expenses and attorneys’ fees, and the party that does not prevail in the arbitration proceeding, as determined by the arbitral tribunal, shall pay the arbitrator’s fees and any administrative fees of arbitration. All proceedings and decisions of the tribunal shall be deemed Confidential Information of each of the Parties, and shall be subject to Section 8.6.4.

8.6.3 Interim Relief.

(a) The arbitral tribunal shall have the power to grant any remedy or relief that it deems appropriate, whether provisional or final, including conservatory relief and injunctive relief, and any such measures ordered by the arbitral tribunal may, to the extent permitted by applicable law, be deemed to be a final award on the subject matter of the measures and shall be enforceable as such.

(b) In addition to the remedies and relief available under Section 8.6.3(a) above and the ICC Rules, and subject to Section 8.6.2 above, each party expressly retains the right at any time to apply to any court of competent jurisdiction for interim, injunctive, provisional or conservatory relief, including pre-arbitral attachments or injunctions, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

(c) For purposes of Section 8.6.3(b), each party hereby irrevocably and unconditionally consents and agrees that any action for interim, provisional and/or conservatory relief brought against it with respect to its obligations or liabilities under or arising out of or in connection with this Agreement may be brought in the courts located in Paris, France or the state or federal courts located in the Borough of Manhattan, New York City, New York, and each party hereby irrevocably accepts and unconditionally submits to the non-exclusive jurisdiction of the aforesaid courts in personam, with respect to any such action for interim, provisional or conservatory relief. In any such action, each of the parties irrevocably waives, to the fullest extent they may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in the courts located in Paris, France or the state or federal courts located in the Borough of Manhattan, New York City, New York.

(d) Each party hereby irrevocably consents and agrees that the service of any and all legal process, summons, notices and documents which may be served in any action arising under this Agreement may be made by sending a copy thereof by express courier to the party to be served at the address set forth in the notice provision of this Agreement, with such service to be effective upon receipt. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding brought pursuant to this Section 8.6.

8.6.4 Confidentiality.

The Company and each of the Investors agree to use, and to use its reasonable best efforts to ensure that its authorized representatives use the same degree of care as such party uses to protect its own confidential information (but in no event less than reasonable care) to keep confidential the information provided to it pursuant to this Agreement, and any other information furnished to it which the disclosing party identifies as being confidential or proprietary (so long as such information is not in the public domain) or, under the circumstances surrounding disclosure, such party knows or has reason to know should be treated as confidential (“Confidential Information”), unless otherwise required by law (provided that a party shall, to the extent permitted by law, promptly notify the other party of any required disclosure and take reasonable steps to minimize the extent of any such required disclosure); provided, however, that Confidential Information shall not include information, that (i) was in the public domain prior to the time it was furnished to such recipient, (ii) is at the time of the alleged breach (through no willful or improper action or inaction by such recipient) generally available to the public, (iii) was rightfully disclosed to such recipient by a third party without restriction or (iv) as of the time of the alleged breach, had been independently developed (as evidenced by written records) without any use of Confidential Information.

8.7. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

8.8. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

8.9. Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

8.10. Finder’s Fee. The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by Investor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

8.11. Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

8.12. Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed originals for all purposes hereunder.

8.14. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with obligations of each other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other Transaction Agreements. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any ancillary document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Investor acknowledges that no other Investor has or will be acting as agent of such Investor in enforcing its rights under this Agreement or any other Transaction Agreements. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Investor, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

8.15. Waiver of Conflicts; Representation by Counsel. Each Investor and the Company is aware that Fenwick & West LLP (“F&W”) may have previously performed and may continue to perform certain legal services for certain of the Investors in matters unrelated to F&W’s representation of the Company. In connection with its Investor representation, F&W may have obtained confidential information of such Investors that could be material to F&W’s representation of the Company in connection with negotiation, execution and performance of this Agreement. By signing this Agreement, each Investor and the Company hereby acknowledges that the terms of this Agreement were negotiated among the Investors and the Company and are fair and reasonable and waives any potential conflict of interest arising out of such representation (including any future representation of such parties) or such possession of confidential information. Each Investor and the Company further represents that it has had the opportunity to be, or has been, represented by separate independent counsel in connection with the transactions contemplated by this Agreement, including, without limitation, the waivers contained in this Section 8.15.

[Signature pages follows]

This Exchange Agreement is hereby confirmed and accepted by the Company as of July 26, 2015.

AMYRIS, INC.

By:	/s/ John Melo
Name:	John Melo
Title:	Chief Executive Officer

PURCHASERS:

U.S. $

Total Purchase Price

(U.S. $                      per Share)

Number of Shares:

By:	/s/ Bernard Clement
(signature)

Name:	Bernard Clement
(printed name)

Title:	President

Address:

By:	/s/ Poy Weng Chuen
(signature)

Name:	Poy Weng Chuen
(printed name)

Title:	Director

Address:	60B Orchard Road #06-18 Tower 2, The Atrium @ Orchard Singapore 238891

Schedule I

Schedule of Investors

Investor	Shares Purchased	Total Equity Funding Warrants Purchased	Warrant Shares Issuable Upon Exercise of Total Equity Funding Warrants	R&D Warrants Purchased	Warrant Shares Issuable Upon Exercise of R&D Warrants	Temasek 2015 Warrant Purchased	Warrant Shares Issuable Upon Exercise of Temasek 2015 Warrants	Temasek Funding Warrants Purchased	Warrant Shares Issuable Upon Exercise of Temasek Funding Warrants	Aggregate Principal Amount of Outstanding Convertible Notes Exchanged for Shares and Warrants	Total Purchase Price
Maxwell (Mauritius) Pte Ltd	30,860,633	—	—	880,339	880,339	14,677,861	14,677,861	To be determined in accordance with Section 6(j)(ii)(B)	To be determined in accordance with Section 6(j)(ii)(B)	$70,979,458.00	$70,979,458.00
Total Energies Nouvelles ActivitésUSA	30,434,782	To be determined in accordance with Section 6(j)(i)(A)	To be determined in accordance with Section 6(j)(i)(A)	2,000,000	2,000,000	—	—	—	—	$70,000,000.00	$70,000,000.00

TOTAL	61,295,415			2,880,339	2,880,339	14,677,861	14,677,861			$140,979,458.00	$140,979,458.00

Schedule I-A

Schedule of Investors

Investor	Shares Purchased	Aggregate Amount of Outstanding Convertible Notes Exchanged for Shares and Warrants	Total Purchase Price
Maxwell (Mauritius) Pte Ltd	28,800,596	$66,241,371	$66,241,371
Total Energies Nouvelles ActivitésUSA	24,254,811	$55,786,065	$55,786,065

TOTAL	53,055,407	$122,027,435	$122,027,435

Schedule I-B

Schedule of Investors

Investor	Shares Purchased	Aggregate Amount of Outstanding Convertible Notes Exchanged for Shares and Warrants	Total Purchase Price
Maxwell (Mauritius) Pte Ltd	2,060,037	$4,738,087	$4,738,087
Total Energies Nouvelles ActivitésUSA	6,179,971	$14,213,935	$14,213,935

TOTAL	8,240,008	$18,952,022	$18,952,022